EXHIBIT 11.1

                            WORKFLOW MANAGEMENT, INC.
             STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                          Three Months Ended
                                                    ----------------------------
                                                       July 24,        July 25,
                                                         1999            1998
                                                    ------------    ------------

BASIC EARNINGS PER SHARE:

   Net income                                       $      3,437    $        208
                                                    ============    ============
   Weighted average number of
       common shares outstanding                          12,603          16,265
                                                    ============    ============
   Basic earnings per share                         $       0.27    $       0.01
                                                    ============    ============

DILUTED EARNINGS PER SHARE:

   Net income                                       $      3,437    $        208
                                                    ============    ============

   Weighted average number of:
       Common shares outstanding                          12,603          16,265
       Effect of dilutive employee stock options*            859             210
                                                    ------------    ------------
          Total                                           13,462          16,475
                                                    ============    ============

   Diluted earnings per share                       $       0.26    $       0.01
                                                    ============    ============


* The Company had additional employee stock options outstanding during the periods presented that were not included in the computation of diluted earnings per share because they were anti-dilutive.

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